EXHIBIT 10.7

Amendment to Employment Agreement
Between

MEDGENICS MEDICAL ISRAEL LTD.,

private company number 512919952,

having its principal office at 12 HaNapach St, Karmiel, 21653
(the “Company”); and

name Stephen Bellomo,

of Rechov Itzhak Sadeh 7 Zichron Ya’akov 30900
(Israeli I.D. No. 313669509)

(the “Employee”).

1.
The parties hereby agree and acknowledge, that as of July 1, 2007, all of the payments that the Company shall make to the Managers Insurance policy or pension fund (“the Policy”) shall be instead of any severance pay to which the Employee or Employee’s successors shall be entitled to receive from the Company with respect to the Salary from which these payments were made and the period during which they were made, in accordance with Section 14 of the Severance Pay Law 5723-1963 (the “Law”). The parties hereby adopt the General Approval of the Minister of Labor and Welfare, published in the Official Publications Gazette No. 4659 on June 30, 1998, attached hereto as Schedule A. The Company hereby waives in advance any claim it has or may have to be refunded any of the payments made to the policy, unless (1) the Employee’s right to severance pay is invalidated by a court ruling on the basis of Sections 16 or 17 of the Law (and in such case only to the extent it is invalidated), or (2) the Employee withdrew funds from the policy for reasons other than an “Entitling Event”. An “Entitling Event” means death, disability or retirement at the age of 60 or more.

2.	It is clarified, that there will be no change in the Company’s or the Employees payments to the policy.

/s/ Andrew Pearlman	/s/ Stephen Bellomo
MEDGENICS MEDICAL ISRAEL, LTD. By: Dr. Andrew L. Pearlman, CEO	Employee

[HEBREW TEXT] agreement section 14

EXHIBIT A

[HEBREW TEXT]

[HEBREW TEXT]

GENERAL APPROVAL REGARDING PAYMENTS BY EMPLOYERS
TO A PENSION FUND AND INSURANCE FUND IN LIEU OF SEVERANCE PAY
UNDER THE SEVERANCE PAY LAW, 5723-1963

By virtue of my power under Section 14 of the Severance Pay Law, 5723-1963 (hereinafter: the “Law”), I certify that payments made by an employer commencing from the date of the publication of this approval for the sake of his employee to a comprehensive pension provident fund that is not an insurance fund within the meaning set forth in the Income Tax Regulations (Rules for the Approval and Conduct of Provident Funds), 5724-1964 (hereinafter: the “Pension Fund”) or to managers’ insurance which includes the possibility to receive annuity payments under an insurance fund as aforesaid, (hereinafter: the “Insurance Fund”), including payments made by the employer by a combination of payments to a Pension Fund and an Insurance Fund (hereinafter: “Employer’s Payments”), shall be made in lieu of severance pay due to said employee with respect to the salary from which said payments were made and for the period they were paid (hereinafter: the “Exempt Salary”), provided that all the following conditions are fulfilled:

(1)	The Employer’s Payments –

(a)
to the Pension Fund are not less than 14 1/3% of the Exempt Salary or 12% of the Exempt Salary if the employer pays, for the sake of his employee, in addition thereto, payments to supplement severance pay to a severance pay provident fund or to an Insurance Fund in the employee’s name, in the amount of 2 1/3 % of the Exempt Salary. In the event that the employer has not paid the above mentioned 2 1/3% in addition to said 12%, his payments shall come in lieu of only 72% of the employee’s severance pay;

(b)	to the Insurance Fund are not less than one of the following:

(i)
13 1/3% of the Exempt Salary, provided that, in addition thereto, the employer pays, for the sake of his employee, payments to secure monthly income in the event of disability, in a plan approved by the Commissioner of the Capital Market, Insurance and Savings Department of the Ministry of Finance, in an amount equivalent to the lower of either an amount required to secure at least 75% of the Exempt Salary or in an amount of 2 1/2% of the Exempt Salary (hereinafter: “Disability Insurance Payment”);

(ii)
11% of the Exempt Salary, if the employer paid, in addition, the Disability Insurance Parent; and in such case, the Employer’s Payments shall come in lieu of only 72% of the employee’s severance pay. In the event that the employer has made payments in the employee’s name, in addition to the foregoing payments, to a severance pay provident fund or to an Insurance Fund in the employee’s name, to supplement severance pay in an amount of 2 1/3% of the Exempt Salary, the Employer’s Payments shall come in lieu of 100% of the employee’s severance pay.

(2)	No later than three months from the commencement of the Employer’s Payment, a written agreement was executed between the employer and the employee, which includes:

(a)
the employee’s consent to an arrangement pursuant to this approval, in an agreement specifying the Employer’s Payments, the Pension Fund and the Insurance Fund, as the case may be; said agreement shall also incorporate the text of this approval;

(b)
an advance waiver by the employer of any right which he may have to a refund of monies from his payments, except in cases in which the employee’s right to severance pay was denied by a final judgment pursuant to Section 17 of the Law, and in such a case or in cases in which the employee withdrew monies from the Pension Fund or Insurance Fund, other than by reason of an entitling event; for these purposes an “Entitling Event” means death, disability or retirement at or after the age of 60.

(3)
This approval shall not derogate from the employee’s right to severance pay pursuant to any law, collective agreement, extension order or employment agreement with respect to compensation in excess of the Exempt Salary.

15th Sivan 5758 (June 9th, 1998).

/s/ Stephen Bellomo	/s/ Andrew Pearlman
Employee’s signature	Employer’s signature